Exhibit 99.1

NEWS RELEASE
Contact: Martina Bar Kochva	48 South Service Road
Melville, NY 11747
(631) 465-3600

PARK ELECTROCHEMICAL CORP. REPORTS FIRST QUARTER RESULTS

Melville, New York, Tuesday, June 23, 2015…..Park Electrochemical Corp. (NYSE-PKE) reported net sales of $37,829,000 for the 2016 fiscal year’s first quarter ended May 31, 2015 compared to net sales of $48,817,000 for last fiscal year’s first quarter ended June 1, 2014 and net sales of $36,241,000 for last fiscal year’s fourth quarter ended March 1, 2015.

Park reported net earnings before special items of $4,867,000 for the current year’s first quarter compared to net earnings before special items of $8,579,000 for last year’s first quarter and net earnings before special items of $4,977,000 for last year’s fourth quarter. In the current year’s first quarter, the Company recorded pre-tax restructuring charges of $124,000 related to the closure in fiscal year 2013 of the Company’s Nelco Technology (Zhuhai FTZ) Ltd. facility located in the Free Trade Zone in Zhuhai, China and the closure in fiscal year 2009 of its New England Laminates Co., Inc. facility located in Newburgh, New York. In last year’s first quarter, the Company recorded pre-tax restructuring charges of $267,000 in connection with the aforementioned facility closures. In addition, the Company recorded a pre-tax charge of $260,000 in last year’s first quarter for additional fees incurred in connection with the 2014 fiscal year-end audit. In last year’s fourth quarter, the Company recorded pre-tax restructuring charges of $193,000 in connection with the aforementioned facility closures. In addition, the Company recorded a pre-tax charge of $206,000 in last year’s fourth quarter related to a modification of previously issued employee stock options resulting from the special cash dividend paid by the Company in February 2015. Accordingly, net earnings for the current year’s first quarter were $4,777,000 compared to $8,216,000 for last year’s first quarter and $4,841,000 for last year’s fourth quarter.

Park reported basic and diluted earnings per share before special items of $0.24 for the current year’s first quarter compared to basic and diluted earnings per share before special items of $0.41 for last year’s first quarter and basic and diluted earnings per share before special items of $0.24 for last year’s fourth quarter. Basic and diluted earnings per share were $0.23 for the current year’s first quarter compared to basic and diluted earnings per share of $0.39 for last year’s first quarter and basic and diluted earnings per share of $0.23 for last year’s fourth quarter.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (844) 466-4114 in the United States and Canada and (765) 507-2654 in other countries and the required passcode is 69761608.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Monday, June 29, 2015. The conference call replay can be accessed by dialing (855) 859-2056 in the United States and Canada and (404) 537-3406 in other countries and entering passcode 69761608 or on the Company's web site at www.parkelectro.com/investor/investor.html.

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com/investor/investor.html.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as restructuring, audit fee and stock option modification charges. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures high-technology digital and RF/microwave printed circuit materials principally for the telecommunications and internet infrastructure and high-end computing markets and advanced composite materials, parts and assemblies and low-volume tooling for the aerospace markets. Park’s core capabilities are in the areas of polymer chemistry formulation and coating technology. The Company’s manufacturing facilities are located in Singapore, France, Kansas, Arizona and California. The Company also maintains R&D facilities in Arizona, Kansas and Singapore.

Additional corporate information is available on the Company’s web site at www.parkelectro.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended
	5/31/15	6/1/14	3/1/15
Sales	$37,829	$48,817	$36,241

Net Earnings before Special Items[1]	$4,867	$8,579	$4,977
Special Items, net of Tax:
Restructuring Charges	(90)	(204)	(139)
Modification of Stock Options	-	-	3
Audit Fees	-	(159)	-
Net Earnings	$4,777	$8,216	$4,841

Basic and Diluted Earnings per Share:
Basic Earnings before Special Items[1]	$0.24	$0.41	$0.24
Special Items:
Restructuring Charges	(0.01)	(0.01)	(0.01)
Modification of Stock Options	-	-	-
Audit Fees	-	(0.01)	-
Basic Earnings (Loss) per Share	$0.23	$0.39	$0.23

Diluted Earnings before Special Items[1]	$0.24	$0.41	$0.24
Special Items:
Restructuring Charges	(0.01)	(0.01)	(0.01)
Modification of Stock Options	-	-	-
Audit Fees	-	(0.01)	-
Diluted Earnings (Loss) per Share	$0.23	$0.39	$0.23

Weighted Average Shares Outstanding:
Basic	20,546	20,880	20,896
Diluted	20,565	20,988	20,937

1 Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	5/31/2015	3/1/2015
Assets
Current Assets
Cash and Marketable Securities	$229,018	$272,133
Accounts Receivable, Net	21,523	21,431
Inventories	14,533	14,439
Prepaid Expenses and Other Current Assets	6,126	5,256
Total Current Assets	271,200	313,259

Fixed Assets, Net	23,821	26,537
Restricted Cash	25,000	-
Other Assets	10,786	10,886
Total Assets	$330,807	$350,682

Liabilities and Shareholders' Equity
Current Liabilities
Current Portion of Long-Term Debt	$11,250	$10,000
Accounts Payable	5,904	6,882
Accrued Liabilities	5,330	4,767
Income Taxes Payable	4,220	4,141
Current Deferred Income Taxes	65	3,934
Total Current Liabilities	26,769	29,724

Long-Term Debt	80,250	84,000
Deferred Income Taxes	47,164	54,155
Other Liabilities	1,204	1,204
Total Liabilities	155,387	169,083

Shareholders’ Equity	175,420	181,599
Total Liabilities and Shareholders' Equity	$330,807	$350,682

Additional information
Equity per Share	$8.54	$8.69
Total Cash, Restricted Cash and Marketable Securities	$254,018	$272,133

Comparative statements of operations (in thousands):

	13 Weeks Ended (unaudited)
	May 31, 2015	June 1, 2014	March 1, 2015

Net Sales	$37,829	$48,817	$36,241

Cost of Sales	26,462	31,888	24,986

Gross Profit	11,367	16,929	11,255
% of net sales	30.0%	34.7%	31.1%

Selling, General & Administrative Expenses	5,801	6,596	5,771

Restructuring Charge	124	267	193

Earnings from Operations	5,442	10,066	5,291

Interest:
Interest Income	265	147	232

Interest Expense	369	353	364

Net Interest Expense	(104)	(206)	(132)

Earnings before Income Taxes	5,338	9,860	5,159

Income Tax Provision	561	1,644	318

Net Earnings	$4,777	$8,216	$4,841

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended May 31, 2015			13 Weeks Ended June 1, 2014			13 Weeks Ended March 1, 2015
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items

Selling, General & Administrative Expenses	5,801	-	5,801	6,596	(260)	6,336	5,771	(206)	5,565
% of net sales	15.3%		15.3%	13.5%		13.0%	15.9%		15.4%

Restructuring Charge	124	(124)	-	267	(267)	-	193	(193)	-
% of net sales	0.3%		0.0%	0.5%		0.0%	0.5%		0.0%

Earnings from Operations	5,442	124	5,566	10,066	527	10,593	5,291	399	5,690
% of net sales	14.4%		14.7%	20.6%		21.7%	14.6%		15.7%

Earnings before Income Taxes	5,338	124	5,462	9,860	527	10,387	5,159	399	5,558
% of net sales	14.1%		14.4%	20.2%		21.3%	14.2%		15.3%

Income Tax Provision	561	34	595	1,644	164	1,808	318	263	581
Effective Tax Rate	10.5%		10.9%	16.7%		17.4%	6.2%		10.5%

Net Earnings	4,777	90	4,867	8,216	363	8,579	4,841	136	4,977
% of net sales	12.6%		12.9%	16.8%		17.6%	13.4%		13.7%